                               SCHEDULE 14A
                    Information Required in Proxy Statement

                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ] Preliminary Proxy Statement
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                      Orbit International Corporation
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             (Name of Registrant as Specified In Its Charter)

                      Orbit International Corporation
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Person(s) Filing Proxy Statement)

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
                         ORBIT INTERNATIONAL CORP.
                              80 Cabot Court
                        Hauppauge, New York  11788


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Orbit International Corp.:

     The Annual Meeting of Stockholders of Orbit International Corp. (the "Company") will be held at the offices of Orbit International Corp., 80 Cabot Court, Hauppauge, New York, at 9:30 a.m., Eastern Daylight Savings
Time, on December 18, 1995, for the following purposes:

          1.   To elect the Board of Directors for the ensuing year.

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to create a class of 1,000,000 shares of preferred stock which may be issued in one or more series and to authorize the Company's Board of Directors to determine the voting powers, designations, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of each such series.

          3. To consider and act upon a proposal to adopt the Company's 1995 Employee Stock Option Plan.

          4. To consider and act upon a proposal to adopt the Company's 1995 Stock Option Plan for Non-Employee Directors.

          5. To ratify the appointment of Richard A. Eisner & Company, LLP as the independent accountants for the Company for the year ending December 31, 1995.

          6. To consider and act upon a shareholder proposal which is OPPOSED by the Board of Directors.

          7. To transact such other business as may properly come before the meeting.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on October 27, 1995, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 80 Cabot Court, Hauppauge, New York 11788.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                   By Order of the Board of Directors


                                   HARLAN SYLVAN
                                   Secretary
Hauppauge, New York
November 17, 1995

                         ORBIT INTERNATIONAL CORP.
                              80 Cabot Court
                         Hauppauge, New York 11788

                              (516) 435-8300
                         ______________________

                              PROXY STATEMENT
                         ______________________

     The accompanying proxy is solicited by the Board of Directors of Orbit International Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:30 a.m., Eastern Daylight Savings Time, on December 18, 1995, at the offices of Orbit International Corp., 80 Cabot Court, Hauppauge, New York, and any adjournment thereof.

                        VOTING SECURITIES; PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

     One third of the outstanding shares of Common Stock, par value $.10 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all matters other than the election of directors, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for adoption of such matters.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual
Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director, FOR the approval of Proposals 2, 3, 4 and 5 and AGAINST the approval of Proposal 6 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     At the close of business on October 27, 1995, 5,886,093 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common
Stock held on all matters that come before the meeting. Only stockholders of record at the close of business on October 27, 1995 are entitled to notice of, and to vote at, the meeting.

No Dissenter's Rights

          Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to Proposals 2, 3, 4, 5 and 6.

     This proxy material is being mailed to stockholders commencing on or about November 17, 1995.


                                PROPOSAL 1

                           ELECTION OF DIRECTORS

     The bylaws of the Company provide that each director serves from the date of election until the next annual meeting of stockholders and until his successor is elected and qualified. The specific number of directors is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at seven, and the number of current Directors is six. The Company has nominated Dennis Sunshine, Bruce Reissman, Mitchell Binder, Nathan A. Greenberg, John Molloy and Stanley Morris, each a current Director, for reelection to the Board of Directors and has decided not to fill the vacancy at this time.

     The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

     The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.


DIRECTORS AND OFFICERS OF THE COMPANY

     The directors and executive officers of the Company, their positions held with the Company, and their agesare as follows:



Name of Director or
Executive Officer               Age                Position
Dennis Sunshine                 49                 President, Chief Executive
                                                   Officer and Director


Bruce Reissman                  45                 Executive Vice President,
                                                   Chief Operating Officer and
                                                   Director


Mitchell Binder                 40                 Vice President - Finance,
                                                   Chief Financial Officer and
                                                   Director


Harlan Sylvan                   45                 Treasurer, Secretary and
                                                   Controller


Nathan A. Greenberg             78                 Director


John Molloy                     66                 Director


Stanley Morris                  52                 Director


     The following is a brief summary of the background of each director and executive officer of the
Company:

     Dennis Sunshine has been President and Chief Executive Officer of the Company since March 1995. He has held various positions with the Company since 1976, including Secretary and Vice President of Operations from April 1988 to March 1995 and Director of Operations from June 1983 to April 1988. He has been a director of the Company since 1988.

     Bruce Reissman has been Executive Vice President and Chief Operating Officer of the Company since March 1995. He has held various positions with the Company since 1975, including Vice President-Marketing from April 1988 to February 1995 and Director of Sales and Marketing from 1976 to April 1988. He has been a director of the Company since 1992.

     Mitchell Binder has been Vice President-Finance of the Company since 1986 and Chief Financial Officer since 1983. He has held various positions with the Company since 1983, including Treasurer and Assistant Secretary from 1983 to March 1995. He has been a director of the Company since 1985.

     Harlan Sylvan has been Treasurer and Secretary of the Company since March 1995 and Controller of the Company since 1987.

     Nathan A. Greenberg has been a financial and accounting consultant since retiring in 1982 as a partner in a New York City-based public accounting firm. He has been a director of the Company since 1991.

     John Molloy has been a part-time consultant for Montgomery Associates, a consulting company for the defense industry since November 1991. Prior thereto he served as Vice President, Business Development of Ocean Technologies Inc., a defense electronics company, from September 1986 to October 1991. He has been a director of the Company since 1992.

     Stanley Morris has been President of Rampart Brokerage Corporation ("Rampart"), an insurance agency since 1989. He has been a director of the Company since 1995.


Committees of the Board - Board Meetings

     The Board has established an audit, a compensation and a stock option committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in the succeeding paragraphs. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting or by written report. The Company's Board of Directors held five meetings during the fiscal year ended December 31, 1994.

     The Audit Committee of the Board of Directors currently consists of Nathan
A. Greenberg, John Molloy and Stanley Morris. The Audit Committee held one meeting during the fiscal year ended December 31, 1994. Each year it recommends the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Controller to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding ethics and those regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing staffs as well as an evaluation of the performance of those staffs. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Controller to review any special situation arising in relation to any of the foregoing subjects.

     The Compensation Committee of the Board of Directors currently consists of John Molloy, Stanley Morris and Dennis Sunshine. The Compensation Committee did not meet during the fiscal year ended December 31, 1994. This Committee makes recommendations to the Board of Directors as to the salaries of the President, sets the salaries of the other elected officers and reviews salaries of certain other senior executives. It grants incentive compensation to elected officers and other senior executives and reviews guidelines for the administration of the Company's incentive programs. It also reviews and approves or makes recommendations to the Board of Directors on any proposed plan or program which would benefit primarily the senior executive group.

     The Stock Option Committee of the Board of Directors currently consists of Stanley Morris and John Molloy. The Stock Option Committee was formed on September 1, 1995 and has met one time since its formation. This Committee is responsible for administering the Company's stock option plans. Specifically, the Committee determines the persons to be granted options as well as the exercise price and term of such. The members of the Stock Option Committee are not eligible to participate in the stock option plans they administer.

     The Board of Directors does not have a nominating committee. This function is performed by the Board as a whole. The Board of Directors met five times during the fiscal year ended December 31, 1994. All directors attended at least 75% of the meetings held except for John Molloy and Bruce Russman.

     There are no family relationships among any of the directors or executive officers of the Company except that Bruce Reissman and Dennis Sunshine are brothers-in-law. The Company's executive officers serve in such capacity at the pleasure of the Board of Directors.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the fiscal years ended December 31, 1994 and 1993 and June 30, 1993, compensation paid by the Company to the Chief Executive Officer and to each other executive officer of the Company that received more than $100,000 in salary and bonus during the fiscal year ended December 31, 1994, including salary, bonuses, stock options and certain other compensation (each, a "Named Executive"):




Annual Compensation(1)


                                                            All Other
Name and                          Salary        Bonus       Compensation
Principal Position        Year    ($)           ($)         ($)

Max Reissman, (2)
 President and Chief      1994    330,000       --          145,000(3)
 Executive Officer        1993    309,000       87,000      214,000(3)
                          June 30,
                          1993                  769,000     236,000(3)

Dennis Sunshine, (2)
 President and Chief      1994    252,000       --          --
 Executive Officer        1993    236,000       58,000      --
                          June 30,
                          1993    227,000       465,000     --

Bruce Reissman,
 Executive Vice
 President and Chief      1994    252,000       --          --
 Operating Officer        1993    236,000       58,000      --
                          June 30,
                          1993    227,000       465,000     --

Mitchell Binder,
 Vice President, Finance  1994    210,000       --          22,000(4)
 and Assistant Secretary  1993    197.000       48,000      22,000(4)
                          June 30,
                          1993    185,000       386,000     22,000(4)

(1) The Company has no long-term incentive compensation plan other than its several stock option plans described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(2) After Max Reissman's death on February 24, 1995, Mr. Sunshine was elected President and Chief Executive Officer.

(3) Consists of the value of the terminated right of the Company to repurchase, for $.10 per share, 460,000 shares of Common Stock which the Company issued to Mr. Reissman in 1985 for $.10 per share. See "Employment Agreements."

(4) Consists of forgiveness of indebtedness to the Company. See "Certain Relationships and Related
     Transactions."

Option Grants In Last Fiscal Year

     The Company's Board of Directors approved the 1994 Employee Stock Option Plan (the "1994 Plan") on June 23, 1994. The 1994 Plan was subject to stockholder approval within one-year, which was neither sought nor obtained. Because all grants of options pursuant to the 1994 Plan were made subject to stockholder approval, all such grants are invalid. Accordingly, no options were granted during the fiscal year ended December 31, 1994 to the Chief Executive Officer or any Named Executive. In addition, no options were held or exercised by the Chief Executive Officer or by any Named Executive during the fiscal year ended December 31, 1994.


                           EMPLOYMENT CONTRACTS

     Until his death on February 24, 1995, Max Reissman was employed by the Company pursuant to an employment agreement, dated as of July 1, 1992, which provided for annual base compensation of $275,000 (subject to cost-of-living increases), plus an annual cash bonus equal to 4% of the Company's pretax earnings. Under the agreement, Mr. Reissman's estate has the right to require the Company to register, under federal and state securities laws, any securities of the Company owned by him. As a result of his death, Mr. Reissman's estate is entitled to receive approximately $165,000 per year for three years following his death. In addition, the Company received $1.5 million of key man life insurance upon Mr. Reissman's death.

     Pursuant to Mr. Reissman's prior employment agreement, Mr. Reissman purchased from the Company 460,000 shares of the Company's Capital Stock at a purchase price of $. 10 per share. The stock was subject to repurchase by the Company, at the same price, which right of repurchase terminated upon Mr. Reissman's death.

     Each of Messrs. Bruce Reissman and Dennis Sunshine is employed pursuant to employment agreements, dated as of July 1, 1992, which provide for annual base compensation of $210,000 (subject to cost-of-living increases), plus an annual cash bonus equal to 1.77% of the first $5 million of the Company's pretax earnings and 2.65% of any additional pretax earnings. The respective agreements may be terminated by the Company on not less than three years' prior notice, and by each of Messrs. Reissman and Sunshine on not less than six months' prior notice or upon a "change of control" (as defined in the agreements). If Messrs. Reissman or Sunshine terminates his employment in connection with a change in control of the Company, then Messrs. Reissman and Sunshine, as the case may be, shall be entitled to receive, as termination pay, the maximum amount that can be paid without any portion thereof constituting an "excess parachute payment" as defined in Section 280G(b)(1) of the Internal
Revenue Code of 1986, as amended (the "IRC").

     Mitchell Binder is employed pursuant to an employment agreement, dated as of July 1, 1992, which provides for annual base compensation of $175,000 (subject to cost-of-living increases), plus an annual cash bonus equal to 1.46% of the first $5 million of the Company's pretax earnings and 2.20% of any additional pretax earnings. The agreement may be terminated by the Company on not less than three years' prior notice, and by Mr. Binder on not less than six months' prior notice or upon a "change of control" (as defined in the agreement). If Mr. Binder terminates his employment in connection with a change in control of the Company, then Mr. Binder shall be entitled to receive, as termination pay, the maximum amount that can be paid without any portion thereof constituting an "excess parachute payment" as defined in Section 280G(b)(1) of the IRC.


                          DIRECTOR'S COMPENSATION

     Directors of the Company who are not employed by the Company receive directors fees of $3,750 per quarter. Employee directors are not compensated for services as a director. All directors are reimbursed for expenses incurred on behalf of the Company.

     John Molloy served as a consultant to the Company pursuant to a Consulting Agreement, dated as of January 27, 1993, pursuant to which Mr. Molloy provided consulting services regarding the defense industry at a rate of $600 per day. Such agreement provided for a consulting term through December 31, 1994. During the fiscal year ended December 31, 1994, Mr. Molloy received $2,550 in consulting fees from the Company.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Nathan A. Greenberg and John Molloy, each of whom is a non-employee member of the Company's Board of Directors.

               COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

     The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, other than compensation awarded pursuant to the Company's Plans which is administered by the Stock Option Committee of the Board of Directors. Messrs. Greenberg, Molloy and Sunshine comprise the Compensation Committee. Mr. Sunshine abstains from any vote regarding his compensation.

     The Stock Option Committee is responsible for granting and setting the terms of stock options under the Company's 1992 Option Plan. Messrs. Greenberg and Molloy serve on the Stock Option Committee.

General Policies Regarding Compensation of Executive Officers

     The Company's executive compensation policies are intended (1) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize shareholder returns, (2) to afford appropriate incentives for executives to produce sustained superior performance, and (3) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure consists of base salary, annual cash bonuses and stock options. Together these components link each executive's compensation directly to individual and Company performance.

Salary. Base salary levels reflect individual positions, responsibilities, experience, leadership, and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's subject assessment of the individual executive's performance and the Company's performance.

Bonuses. Executive officers are eligible to receive cash bonuses based on the Compensation Committee's subject assessment of the respective executive's individual performance and the performance of the Company. In its evaluation of executive officers and the determination of incentive bonuses, the Compensation Committee does not assign quantitative relative weights to different factors and follow mathematical formula. Rather, the Compensation Committee makes its determination in each case after considering the factors it deems relevant, which may include consequences for performance that is below expectations.

Stock Options. Stock options, which are granted at the fair market value of the Common Stock on the date of grant, are currently the Company's sole long term compensation vehicle. The stock options are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

     In determining the size of individual options grants, the Stock Option Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award of stock options, and the range of potential compensation levels that the option awards may yield. The number and timing of stock option grants to executive officers are decided by the Stock Option Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of option grants, the Stock Option Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Stock Option Committee in awarding stock options is to increase the stock ownership of the Company's management, the Stock Option

Committee does not, when determining the amount of stock options to award, consider the amount of stock already owned by an officer. The Stock Option Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

     In 1993, the Internal Revenue Code was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million.
Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals ("performance-based compensation"). Stock options granted under the 1995 Stock Option Plan, described in Proposal No. 4, will not qualify as performance-based compensation. The Company's compensation deduction for a particular executive's total compensation, including compensation realized from the exercise of stock options, will be limited to $1 million. The Compensation Committee believes that the compensation paid by the Company in fiscal 1995 will not result in any material loss of tax deductions for the Company.

Compensation Committee             Stock Option Committee

Stanley Morris                     Stanley Morris
John Molloy                        John Molloy
Dennis Sunshine

                             PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Stock Market-U.S. Index and a peer group of comparable companies (the "Peer Group") selected by the Corporation over the same period (assuming the investment of $100 in the Common Stock, the NASDAQ Stock Market-U.S. and the Peer Group on June 30, 1990, and the reinvestment of all dividends).





COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG ORBIT INTERNATIONAL, THE NASDAQ
STOCK MARKET-US INDEX AND A PEER GROUP
(in dollars)

ORBIT INTERNATIONAL CORP.
100
100
93
133
157
123
47

PEER 1
100
63
52
67
79
84
69

PEER 2
100
78
58
123
153
188
180

NASDAQ
100
108
114
137
172
189
185



* $100 invested on 6/30/90 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30 through June 30, 1993. Thereafter, fiscal years presented are December 31.


     The Peer Group is comprised of six companies in the defense electronics industry -- Aeroflex Inc., NAI Technologies Inc., Miltope Group Inc., Megadata Corp., La Barge Inc. and Astrosystems Inc.; and five companies in the apparel industry - Oneita Industries Inc., Authentic Corp., Garan, Inc., Nautica Enterprises, Inc. and GIII Apparel Ltd. Such companies were chosen for the Peer Group because they have similar market capitalizations to the Company and because they represent the two lines of business in which the Company is engaged. Each of the 11 Peer Group issuers is weighted according to its respective market capitalization.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is stock ownership information as of September 30, 1995 as to each person who owns, or is known by the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), more than 5% of the Company Common Stock, and the number of shares of Common Stock owned by its directors, by all persons named in the Summary Compensation Table and by all officers and directors as a group.



Name and Address of            Amount and Name of         Percent
Beneficial Owner               Beneficial Ownership(1)    of Class

Lydia Reissman                 1,363,860(2)               22.9%
7883 Glengarry Road
Del Ray Beach, Florida


Dennis Sunshine                276,024(2)(3)              4.5%
c/o 80 Cabot Court
Hauppauge, New York


Bruce Reissman                 345,368(2)(3)              5.6%
c/o 80 Cabot Court
Hauppauge, New York


Mitchell Binder                190,200(2)                 3.1%
c/o 80 Cabot Court
Hauppauge, New York


Nathan A. Greenberg            -0-                        0%
7235 Promenade Drive
Boca Raton, Florida



John Molloy                    -0-                        0%
1815 Paliament Road
Leucadia, California



Stanley Morris                 5,000
2470 Cove Court
Bellmore, New York  11710



All officers and directors     816,592(2)                 12.4%
as a group (5 persons)


(1) Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such persons.


(2) Includes as to the Estate of Max Reissman, Dennis Sunshine, Bruce Reissman and Mitchell Binder 65,000, 275,000, 260,000 and 175,000 shares of Common Stock which may be acquired by them, respectively, pursuant to stock options which are presently exercisable or exercisable within 60 days.
     The respective option shares are deemed to be outstanding for purposes of calculating that person's respective percentage ownership, and all such option shares are deemed to be outstanding for purposes of calculating the percentage ownership of all officers and directors as a group.


(3) Does not include shares held by Lydia Reissman which will be purchased by Francine Sunshine and Bruce Reissman during the last quarter of 1995. Francine Sunshine is the wife of Dennis Sunshine and the daughter of Lydia Reissman.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In October and November 1987 the Company loaned Mitchell Binder an aggregate of $178,000, due on demand, bearing interest at prime and unsecured, to permit him to meet personal obligations. $67,250 of such amount remained outstanding at July 1, 1992, $22,250 was forgiven by the Company during the fiscal year ended June 30, 1993 and $11,000 of such amount remained outstanding at December 31, 1994, which balance was subsequently forgiven.

     In September 1982, the Company loaned $200,000 to Bruce Reissman, for the purchase of a residence in connection with his relocation to California to manage the Company's California operations and sales and marketing activities. The loan, which is collateralized by a mortgage on the residence, is non-interest bearing and repayable at the rate of $6,000 annually. At
December 31, 1993 the amount due on the loan was $134,000 and at December 31, 1994 the amount due on the loan was $128,000.

     All of the Company's insurance policies (including general liability and directors' and officers' insurance) are written by Rampart, a Company for which Mr. Morris serves as President. The aggregate annual premiums paid to Rampart under the policies are approximately $688,000. The Company believes it obtains insurance on terms no less favorable than it could obtain from a third party.

                                PROPOSAL 2

                  AMENDMENT TO AUTHORIZE PREFERRED STOCK

     The Board of Directors has unanimously declared it advisable and unanimously recommends to the Company's stockholders that Article FOURTH of the Company's Certificate of Incorporation be amended to authorize the issuance of a class of 1,000,000 shares of preferred stock, par value, $.10 per share, which may be issued in one or more series and to authorize the Board of Directors to determine the voting powers, designations, preferences, and rights and the qualifications, limitations, and restrictions thereof, of each such series, including dividend rates, conversion prices, redemption prices, liquidation preferences and voting and other rights. A copy of Article FOURTH of the Company's Certificate of Incorporation, as proposed to be amended by the resolution adopted by the Board of Directors, is attached as Annex A.

     The Company does not anticipate seeking further stockholder approval for the issuance of any preferred stock. The authorization of a class of preferred stock, as proposed, will permit the Board of Directors to issue up to 1,000,000 additional shares which could be issued for corporate purposes without further stockholder approval unless required by applicable law or stock exchange regulations, and the Company will not likely seek further stockholder authorization for the issuance of any additional shares prior to such issuance. Such purposes could include effecting acquisitions of other businesses or meeting requirements for working capital or capital expenditures through issuance of additional shares. Preferred stock will be issued only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company.

RIDER A

     The Board of Directors has no present intent to issue any class of preferred stock.

     To the extent that any shares of preferred stock may be issued, such preferred stock may (a) have priority over the Company's Common Stock with respect to dividends and the assets of the Company upon liquidation; (b) have significant voting power; (c) provide for representation of the holders of the preferred stock on the Company's Board of Directors upon the occurrence of certain events; and (d) require the approval of the preferred stock for the taking of certain corporate actions, such as mergers. To the extent that any shares of preferred stock (including preferred stock convertible into Common Stock) may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. Such shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company, and thereby defeat a possible takeover attempt which (if stockholders were offered a premium over the market value of their shares) might be viewed as being beneficial to stockholders of the Company. Management of the Company is not aware of any possible takeover attempts at this time. The proposed authorization of a class of preferred stock is not part of a plan by management to adopt a series of "anti-takeover" amendments. There are no other existing "anti-takeover" measures that are currently part of the Company's by-laws, Certificate of Incorporation, or debt agreements, except for (i) the authorized but unissued shares of Common Stock which, like the preferred stock, could be used to dilute stock ownership of persons seeking to obtain control of the Company, (ii) a by-law provision requiring that directors be only removed for cause, only at a special meeting called for that purpose and only with a 66 2/3% vote, (iii) a by-law provision requiring a 66 2/3% vote to rescind such removal provision and, (iv) certain provisions in the employment agreements of Mitchell Binder, Bruce Reissman and Dennis Sunshine which provide for certain termination payments upon a "change of control" (as defined in the employment agreements). In addition, the Company has granted options to certain officers, which options become exercisable in installments, unless the Company is acquired or agrees to be acquired, in which case the options become immediately exercisable.

     The Board of Directors recommends a vote FOR the approval of an amendment to the Company's Certificate of Incorporation to create a class of preferred stock which is designated as proposal 2 on the enclosed proxy card.


                                PROPOSAL 3

                     1995 EMPLOYEE STOCK OPTION PLAN


Approval of the 1995 Employee Stock Option Plan

     The Company's Board of Directors has recommended, and at the meeting the stockholders will be asked to approve, the adoption of the Orbit International Corporation 1995 Employee Stock Option Plan (the "1995 Plan"). A description of the 1995 Plan, which is attached hereto as Annex C, appears below.

     The 1984 Plan, 1985 Plan and 1988 Plan. If adopted by the stockholders, the 1995 Employee Stock Option Plan will supersede and replace any grants of options made under the 1984 Employees' Stock Option Plan (the "1984 Plan"),
1985 Employees' Stock Option Plan (the "1985 Plan") and 1988 Stock Option Plan (the "1988Plan") (collectively the "Plans"). An aggregate of 563,000 shares of Common Stock remain available for future grant under the Plans. Options granted under the 1984 and 1988 Plans are not intended to be incentive stock options ("ISO's") within the meaning of Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the 1985 Plan may be ISO's or non-ISO's, in the discretion of the Board's Stock Option Committee, or if no committee has been appointed, by the Board as a whole (the "Committee"), which administers the Plans. Under the terms of the Plans, all directors, officers and key employees of the Company and all its subsidiaries are eligible for option grants, provided, except in the case of options granted under the 1988 Plan, that they agree to remain in the service of the Company or a subsidiary for one year from the date of grant or such other date as may be fixed by the Committee. The Committee determines in its discretion which persons will receive option grants, the number of shares subject to each option, the exercise price which may not be less than the par value of the shares subject to the option, except that in the case of ISO's, the exercise price must be at least 100% of the fair market value of the optioned shares on the date of grant, or 110% of such fair market value if the optionee is the owner of more than 10% of the total combined voting power of all classes of voting stock of the Company (a "10% Holder"), and the term thereof (which may be not more than ten years from the date of grant, or five years in the case of ISO's granted to a 10% Holder). The members of the Committee are not eligible to participate in the Plans.

     The 1988 Plan permits options granted thereunder to be exercised by the tender of shares of Common Stock having a fair market value equal to the exercise price of such option or by the tender of cash equal in amount to the aggregate par value of the shares covered by such option, together with a ten-year unsecured note (bearing interest at prime, which interest is payable on the fifth and tenth anniversary of the note) for the balance of the option exercise price. As amended by the Board on March 27, 1989, options thereafter granted under the 1988 Plan may, in the discretion of the Board, be exercisable upon the tender of cash equal in the amount to the aggregate par value of the shares covered by such options, together with a one-year note bearing interest at prime and providing for a required prepayment upon any disposition of the acquired shares.

     The 1995 Plan. The purpose of the 1995 Plan is to afford an incentive to employees, corporate officers and other key persons to acquire a proprietary interest in the Company and to attract and retain key personnel. A total of 1,500,000 shares of Common Stock are authorized and have been reserved for issuance under the 1995 Plan. The 1995 Plan replaces the Company's 1994 Employee Stock Option Plan (the "1994 Plan") which was approved by the Board of Directors on June 23, 1994, subject to stockholder approval within one-year, which was neither sought nor obtained. Accordingly, options to purchase 879,500 shares of Common Stock granted under the 1994 Plan, subject to stockholder approval of such 1994 Plan are invalid. If the 1995 Plan is approved, the Company intends to regrant options under such 1995 plan to the persons who were awarded grants under the 1994 Plan, including the persons listed below. All options so granted will have exercise prices equal to the fair market value on the date of the grant. The 1995 Plan provides for the granting of both non-qualified stock options and "incentive stock options" within the meaning of Section 422 of the Code. Incentive stock options may be granted to individuals who, at the time of grant, are employees of the Company or any of its subsidiaries. Non-qualified stock options may be granted to directors who are also employees, officers, consultants, agents or independent contractors of the Company or any of its subsidiaries. Under the 1995 Plan, no options may be granted after September 1, 2005.

     The 1995 Plan is administered by a committee (the "Stock Option Committee") appointed by the Board consisting of Messrs. Morris and Molly, each a non-employee director. Subject to the terms of the 1995 Plan, the Stock Option Committee has full and final authority to (a) determine the persons to be granted options, (b) determine the number of shares subject to each option and whether or not options shall be incentive stock options or non-qualified stock options, (c) determine the exercise price per share of the options (which, in the case of incentive and non-qualified stock options, may not be less per share than 100%, and in the case of incentive stock options granted to 10% stockholders, may not be less per share than 110%, of the fair market value per share of the Common Stock on the date the option is granted), (d) determine the time or times when each option shall be granted and become exercisable and (e) make all other determinations under the 1995 Plan. In determining persons who are to receive options and the number of shares to be covered by each option, the Stock Option Committee will consider the person's position, responsibilities, service, accomplishments, present and future value to the Company, the anticipated length of his or her future service, and other relevant factors. Members of the Stock Option Committee are not eligible to receive options under the 1995 Plan.

     Options granted under the 1995 Plan are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     An optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or total disability, as such terms are defined in the 1995 Plan) may exercise options in the three-month period following such cessation (unless such options terminate or expire sooner by their terms), or in the 12-month period following such cessation in the case of non-qualified stock options.
Unexercised options granted under the 1995 Plan shall terminate upon a merger, reorganization or liquidation of the Company; however, immediately prior to such a transaction, optionees may exercise such options without regard to whether the vesting requirements have been satisfied. No option granted under the Plan may be exercised by an optionee following termination of such optionee's employment for cause. In the event of the death of an optionee while serving as an employee or within one year (or in the case of incentive stock options, three months) after the termination of such service otherwise than for cause, such option may be exercised (if and to the extent that the deceased individual was entitled to do so at the date of his or her death) by his or her personal representative at any time within 12 months after his or her death, but in no event after the expiration of the term of the option.

     It is estimated that 478 individuals are currently eligible to participate in the 1995 Plan.

     The following table sets forth the number of options to be granted under the 1995 Plan, assuming stockholder approval, to the Chief Executive Officer and the Company's four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1994:

                             NEW PLAN BENEFITS
                      1995 EMPLOYEE STOCK OPTION PLAN




Name and Position

Dollar Value
Number of Shares
 Underlying Options




Dennis Sunshine
$343,750
275,000


Bruce Reissman
325,000
260,000


Mitchell Binder
218,750
175,000


Harlan Sylvan
31,250
25,000


Other Executive Officers as a
Group
0
     0


Non-Executive Directors as a
Group
0
   0


Non-Executive Employees as a
Group
252,500
202,000

Certain Federal Income Tax Consequences of the 1995 Plan Under Current Law


     An optionee will recognize no taxable income at the time an option is granted.

     An optionee will recognize no taxable income at the time of exercise of an incentive stock option. If the optionee makes no disposition of the acquired shares within two years after the date of grant of the incentive stock option, or within one year after the transfer of such shares, the employee will recognize no taxable income and any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. As to options exercised, the excess, if any, of the fair market value of the shares on the date of exercise over the option price will be an item of tax preference for purposes of computing the alternative minimum tax.

     If the foregoing holding period requirements are not satisfied, the optionee will realize (i) ordinary income for federal income tax purposes in the year of disposition in an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of exercise over the option price thereof, or (b) the excess, if any, of the selling price over the optionee's adjusted basis of such shares (provided that the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by such individual) and (ii) capital gain equal to the excess, if any, of the amount realized upon the disposition of shares over the fair market value of such shares on the date of exercise.

     Employees, directors, officers, consultants, agents and independent contractors of the Company will be required to include in their gross income in the year of exercise of a non-qualified stock option the difference between the fair market value on the exercise date of the shares transferred and the option price.

     The Company will be entitled (provided it collects required withholding taxes with respect to the income received by the employee) to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to be in receipt of compensation income in connection with the exercise of non-qualified stock options or, in the case of an incentive stock option, a disqualifying disposition of shares received upon exercise thereof. If the holding period requirements outlined above are met, no deduction will be available to the Company in connection with an incentive stock option. Under the Revenue Reconciliation Act of 1993, for fiscal years beginning after January 1, 1994, the Company may not be able to deduct compensation to certain employees to the extent compensation exceeds one million dollars per tax year. Covered employees include the chief executive officer and the four other highest compensated officers of the Company for that tax year. Certain performance-based compensation including stock options are exempt provided that, among other things, the stock options are granted by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors and the plan under which the options are granted is approved by stockholders. The 1995 Employee Stock Option Plan will not qualify as performance-based compensation.

     The Board of Directors recommends a vote FOR the adoption of the Company's 1995 Employee Stock Option Plan, which is designated as Proposal 3 on the enclosed proxy card.


                                PROPOSAL 4

              STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Approval of the 1995 Stock Option Plan for Non-Employee Directors

     The Company's Board of Directors has recommended, and at the meeting the stockholders will be asked to approve, the adoption of the Orbit International Corporation's 1995 Stock Option Plan for Non-Employee Directors (the "1995 Non-Employee Director Plan").

     A description of the 1995 Non-Employee Director Plan, which is attached hereto as Annex C, appears below.

     The purpose of the 1995 Non-Employee Director Plan is to promote the interests of the Company and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the company.
     The 1995 Non-Employee Director Plan provides for awards of nonqualified options to directors ("Eligible Directors") of the Company who are not employees of the Company or its affiliates and who have not, within one year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities
Exchange Act of 1934 (the "Exchange Act")). The options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of (i) ten years from the date of grant and (ii) one year from the date on which an optionee ceases to be an Eligible Director. The exercise price per share of Common Stock shall be 100% of the fair market value per share on the date the option is granted.

     Pursuant to the 1995 Non-Employee Director Plan, subject to stockholder approval, each of Messrs. Greenberg, Molloy and Morris has been granted an option to purchase 5,000 shares of Common Stock. In addition, (i) upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 5,000 shares of Common Stock and (ii) immediately following each Annual Stockholders Meeting commencing with the meeting following the close of fiscal year 1995, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 1,000 shares of Common Stock as of the date of such meeting.

     The maximum number of shares of Common Stock in respect of which awards may be granted under the 1995 Non-Employee Director Plan is 150,000. Shares of Common Stock subject to awards that are forfeited, terminated, cancelled or settled without the delivery of Common Stock will again be available for awards. Also, shares tendered to the Company in satisfaction or partial satisfaction of the exercise price of any award will increase the number of shares available for awards to the extent permitted by Rule 16b-3 under the Exchange Act. The shares of Common Stock to be delivered under the 1995 Non-Employee Director Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares.

     The 1995 Non-Employee Director Plan will be administered by the Board of Directors. Subject to the provisions of the 1995 Non-Employee Director Plan, the Board shall be authorized to interpret the 1995 Non-Employee Director Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of shares of Common Stock subject to any such options, the purchase price thereunder or the timing of grants of options. The determinations of the Board in the administration of the 1995 Non-Employee Director Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the 1995 Non-Employee Director Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the 1995 Non-Employee Director Plan and any rules and regulations relating to it shall be determined in accordance with the laws of the State of Delaware.

     The exercise price of options may be satisfied in cash or, unless otherwise determined by the Board, by exchanging shares of Common Stock owned by the optionee, or by a combination of cash and shares of Common Stock. The ability to pay the option exercise price in shares of Common Stock would enable an optionee to engage in a series of successive stock-for-stock exercises of an option (sometimes referred to as "pyramiding") and thereby fully exercise an option with little or no cash investment. However, the Board's current policy is to require any shares tendered in satisfaction of the option exercise price to have been owned by the exercising optionee for at least six months.

     In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the number of shares of Common Stock authorized by the 1995 Non-Employee Director Plan shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per share thereunder.

     The options granted under the 1995 Non-Employee Director Plan may not be assigned or transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

     No award may be granted under the 1995 Non-Employee Director Plan after the day following the tenth Annual Stockholders Meeting at which Directors are elected succeeding the annual meeting at which the 1995 Non-Employee Director Plan was approved by stockholders.

     The 1995 Non-Employee Director Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, except in the limited circumstances described above, without the authorization and approval of stockholders: (i) increase the number of shares of Common Stock which may be purchased pursuant to options, either individually or in the aggregate, (ii) change the requirement that option grants be priced at fair market value, (iii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase benefits. The provisions governing eligibility and the grant, terms and conditions of the options may not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules under either such statute.

     Set forth below is a summary of the awards made during fiscal 1995 pursuant to the 1995 Non-Employee Director Plan:

                             NEW PLAN BENEFITS
                      1995 Non-Employee Director Plan



Name and Position
Dollar Value ($)
Number of Units


Non-Executive Director
  Group
n/a
150,000(1)






(1) This represents the total number of shares of the Company's Common Stock, which may be purchased upon exercise of options issued or issuable under the 1995 Non-Employee Director's Plan.


Certain Federal Income Tax Consequences of the 1995 Non-Employee Director Option Plan Under Current Law

     When an optionee exercises an option, the difference between the option price and any higher fair market value of the shares of Common Stock, generally on the date of exercise, will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the Company.

     Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of an option generally will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee's basis in the shares for determining gain or loss on the disposition will generally be the fair market value of such shares determined generally at the time of exercise. Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

     The foregoing discussion summarizes the federal income tax consequences of the 1995 Non-Employee Director Plan based on current provisions of the Internal Revenue Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the 1995 Non-Employee Director Plan.

     The 1995 Non-Employee Director Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

     The Board of Directors recommends a vote FOR the approval of the 1995 Non-Employee Director Plan, which is designated as Proposal No. 4 on the enclosed proxy card.


                                PROPOSAL 5

                  RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Richard A. Eisner & Company, LLP as independent accountants for the 1995 fiscal year and to render other professional services as required.

     The appointment of Richard A. Eisner & Company, LLP is being submitted to stockholders for ratification.

     Representatives of Richard A. Eisner & Company, LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of Richard A. Eisner & Company, LLP as independent auditors of the Company, which is designated as Proposal 5 on the enclosed proxy card.


                                PROPOSAL 6

                           STOCKHOLDER PROPOSAL


     A stockholder proponent has stated his intention to present the following proposal at the 1995 Annual Meeting. In accordance with applicable proxy regulations of the Securities and Exchange Commission, the stockholdings of the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor addressed to the Secretary of the Company. The proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth herein. The Board opposes this proposal for the reasons stated after the proposal.

     This proposal was submitted by Mr. William Steiner, William Steiner Investments, 4 Radcliff Drive, Great Neck, New York 11024.

Independent Board

     Whereas the board of directors is meant to be an independent body elected by shareholders charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies and is to be held to the highest standards of fiduciary care, duty and loyalty.

     Now therefore be it "resolved that the shareholders request that the company's board of directors becomprised of a truly independent board, meaning that the majority of the board will be non-family members and individuals who do not currently work or consult with the company, have been employed by the company or have consulted with the company in the past. This is meant to be applied only to nominees for directors at meetings subsequent to the 1995 annual meeting."

Supporting Statement

     I believe that shareholders will be better served when the majority of the board is truly independent. Such independent individuals hopefully will bring true objectivity to serious issues facing our company.

     As matters stand today the members of the board of directors are either family members, individuals who either are employed by, do work for, or have been employed by the Company in the past. There is an apparent conflict of interest each time matters concerning executive compensation policies, possible takeover offers and corporate governance issues arise. I am a founding member of the Investors Rights Association of America and I believe this is a matter that is urgent and must be presented to the shareholders for action.

     I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

Board of Directors Statement in Opposition

     The Board of Directors believes that this proposal would not serve the Company's best interests and recommends a vote AGAINST it.

     The Company has consistently sought to add to its Board of Directors eminently qualified individuals whom the Company believes would provide substantial benefit and guidance to the Company. However, the Company finds this shareholder proposal to be unduly restrictive and wholly inappropriate.

     The proposal seeks to impose "independence" requirements that are broad and arbitrary. To restrict the election of any individual who has been "employed by the Company or has consulted with the Company in the past" is excessively broad. An individual who has been previously employed or engaged by the Company will not necessarily lack the independence and "true objectivity" discussed by the proponent in the supporting statement.

     Similarly, it cannot be assumed that a director who is currently employed by or consults with the Company will not act with objectivity or in the best interest of the shareholders. Individuals who have a financial stake in the Company are often well suited to protect and advance the interests of all shareholders. If the Board of Directors were to adopt the narrow concept of "independence" set forth in this shareholder proposal, it would be precluded from seeking as directors many persons who, through past or present employment or consulting relationships with the Company, are often the most knowledgeable and familiar with the Company and its operations and are, thus, in the best position to further the interests of the Company and its shareholders.

     Furthermore, the proposal places limitations on the election of individuals who have familial ties with members of the Company's management even though such ties would not necessarily undermine a person's independence or objectivity.

     The Board feels that this proposal too narrowly defines the concept of "independence" as it applies to Directors. The Company believes that it would be imprudent to adopt and apply the criteria as set forth in the proposal without evaluating the substance of each relationship in question and the overall qualifications of a Board nominee. This proposal restricts rather than enhances the Company's ability to locate the most qualified individuals to serve as directors. Shareholders ultimately decide on the composition of the Board, and any shareholder who feels that a particular nominee is not qualified to serve as a director by reason of lack of independence or objectivity is free to vote as he or she deems best. The shareholder proposal, if implemented, would merely limit the freedom of choice presently enjoyed by the Company's shareholders.

     For all of the foregoing reasons, the Board of Directors recommends a vote AGAINST this Proposal.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                           STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 1996 Annual Meeting of Stockholders must be received at the Company's at its offices at 80 Cabot Court, Hauppauge, New York 11788 no later than February 12, 1996, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations.

                               OTHER MATTERS

     The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY
OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, ORBIT INTERNATIONAL, 80 CABOT COURT, HAUPPAUGE, NEW YORK 11788.

                                  ORBIT INTERNATIONAL CORPORATION
                         Annual Meeting of Stockholders - December 18, 1995 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned stockholder in Orbit International Corp. ("Corporation") hereby constitutes and appoints Dennis Sunshine, Bruce Reissman, and Mitchell Binder, and each them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Orbit International Corp., 80 Cabot Court, Hauppauge, New York, on Monday, December 18, 1995, 9:30 a.m., Eastern Daylight Savings Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF PROPOSALS 2,
3, 4 and 5 AND AGAINST THE APPROVAL OF PROPOSAL 6.


                      (Continued and to be signed and dated on the other side)

The Directors recommend a vote FOR Proposals 1, 2, 3, 4 and 5 and AGAINST Proposal 6


Please mark
your votes
as this
example


COMMON


FOR           AGAINST           ABSTAIN


1.
Election of Directors
FOR All nominees
listed (except as marked
in the contrary, see
instruction below)

WITHHOLD
AUTHORITY
in vote for all
nominees listed
at left

2.
Proposal to approve an amendment to the
Company's Certificate of Incorporation to create a class of preferred stock.


Mitchell Binder, Dennis Sunshine, Nathan
A. Greenberg, John Molloy, Bruce
Reissman and Stanley Morris




3.
Proposal to approve the Orbit International
Corp. 1995 Employee Stock Option Plan



INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.

4.
Proposal to approve the Orbit International
Corp. 1995 Stock Option Plan for Non-Employee Directors.








5.
Proposal to ratify Richard A. Eisner, LLP as independent auditors


6.
Stockholder proposal



The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.



Dated                 , 1995



Signature(s)




Signatures


Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

                                 ANNEX A

                  PROPOSED AMENDMENT TO ARTICLE FOURTH OF
                THE COMPANY'S CERTIFICATE OF INCORPORATION


(Amends Article Fourth by replacing it in its entirety the following paragraph)


     "The aggregate number of shares of stock ("Shares") which the corporation shall be authorized to issue is Twenty-Six Million (26,000,000) Shares, of which 1,000,000 Shares of the par value of $.10 per share shall be designated "Preferred Stock" and Twenty-Five Million (25,000,000) shares of the par value of $.10 per share shall be designated "Common Stock".

                                  ANNEX B

                         ORBIT INTERNATIONAL CORP.
                      1995 EMPLOYEE STOCK OPTION PLAN



                       (Approved and adopted by the
                 Board of Directors on September 1, 1995)



                           STATEMENT OF PURPOSE


   The 1995 Employee Stock Option Plan (the "Plan") is intended to afford an incentive to employees, corporate officers and other key persons employed or retained by ORBIT INTERNATIONAL CORP., (the "Company") and its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, hereinafter referred to as the "Code") and affiliates to acquire a proprietary interest in the Company and to enable the Company and its subsidiaries and affiliates to attract and retain such persons.


                           STATEMENT OF THE PLAN


1. Shares Subject to the Plan

   Subject to the provisions of Paragraph 10, the total number of shares of stock which may be subject to options granted under the Plan shall be 1,500,000 shares of the Common Stock, par value $.10 per share, of the Company ("Common Stock"). Options granted hereunder may be either Incentive Stock Options (as hereinafter defined) or non-incentive stock options. The Company shall at all times while the Plan is in effect reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding options granted under the Plan. The shares of Common Stock to be issued upon exercise of options granted under the Plan shall be either authorized and unissued shares or treasury shares. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto may again be subjected to an option under the Plan.

2. Eligibility

   Options may be granted only to employees, salaried officers and other key persons employed or retained by the Company or its subsidiaries ("Eligible Persons"). As used in this Plan, the term "subsidiaries" shall include subsidiaries of a subsidiary. Directors who are not salaried officers or employees of the Company or its subsidiaries or who are members of the Committee (as hereinafter defined) shall not be eligible for the grant of options under this Plan. Subject to Section 5, nothing contained in the Plan shall be construed to prohibit the grant of one or more options under the Plan to an Eligible Person by reason of his or her holding options to purchase shares of Common Stock or any other securities of the Company granted otherwise than under the Plan.

3. Administration of the Plan

   (a) The Plan shall be administered by a committee (the "Committee") composed of at least two non-employee directors, each of whom shall be a disinterested person, as defined by Rule 16b-3 (c) (2) (i) under the Securities Exchange
Act of 1934, as amended (the "34 Act"), which Committee shall be appointed by the Board. Within the limits of the express provisions of the Plan, the Committee shall have the authority to determine, in its absolute discretion, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the option exercise price of the shares covered by each option and the term of each option. In making such determinations, the Committee may take into account such factors as the Committee, in its absolute discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option instruments or agreements (which need not be identical) and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph 3 shall be conclusive. Any determination by a majority of the members of the Committee shall be deemed to have been made by the whole Committee.

   (b) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such members' own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the By-laws of the Company, any agreement or vote of stockholders or disinterested directors or otherwise.

4. Option Exercise Price

   Except for Incentive Stock Options, the exercise price of each option granted under the Plan shall be determined by the Committee in its absolute discretion, but in no event shall such price be less than the par value of the shares of Common Stock subject to the option. The exercise price for Incentive Stock Options shall not be less than 100% of the fair market value per share of the Common Stock at the time the option is granted, nor less than 110% of such fair market value in the case of an Incentive Stock Option granted to an individual who, at the time the option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Common Stock shall be determined in good faith by the Committee, with the approval of the Board.

5. Maximum Option Grant

   With respect to options which are intended to qualify as Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted to any optionee (whether under this Plan or under any other stock option plan of the Company or its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000. The number of shares of Common Stock for which any optionee, in any calendar year, may be granted options under the Plan not treated as Incentive Stock Options shall be limited to not more than 200,000.

6. Exercise of Options

   (a) The Committee, in its absolute discretion, shall determine the time or times at which any option granted under the Plan may be exercised; provided, however, that each such option (i) shall be exercisable by an optionee only if such optionee was an Eligible Person (and in the case of an Incentive Stock Option, was an employee or salaried officer of the Company or any of its subsidiaries) at all times beginning from the date of the grant of the option to a date not more than three months (except as provided in Section 8 below) before exercise of the option, (ii) may not be exercised prior to the expiration of at least six months from the date of grant except in the case of the death or disability of the optionee or otherwise with the approval of the Committee or the Board of Directors or, if the option agreement evidencing such option so provides, upon a "change of control", (iii) shall expire no later than the expiration of ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) from the date of its grant, and (iv) shall not be exercisable by an optionee until such optionee executes and delivers a written representation to the effect that he or she is acquiring the Common Stock for investment and not with the intent of distributing the same (unless such Common Stock shall be appropriately registered under the Securities Act of 1933 or exempt from registration thereunder). As a condition of the grant of an option, the Committee, in its absolute discretion, may require an Eligible Person to enter into an employment agreement with the Company or any affiliate of the Company covering a period of at least one year following the grant, and if the grant specifically requires, compliance with all terms and conditions of any such employment agreement shall be a condition to the exercise by the optionee of his or her option (provided, however, that such compliance may be waived by the Committee in its absolute discretion).

   (b) Options granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal offices (to the attention of the Secretary) of written notice of the number of shares with respect to which the option is being exercised, accompanied by payment in full of the option exercise price of such shares. The exercise price shall be payable in cash; provided, however, that in lieu of payment in cash, an optionee may, with the approval of the Company's Board of Directors and on the recommendation of the Committee, pay for all or part of the shares to be purchased upon exercise of his or her option (i) by tendering to the Company shares of the Company's Common Stock owned by such optionee and having a fair market value (as determined pursuant to Paragraph 4) equal to the exercise price (or the balance thereof) applicable to such optionee's option or (ii) by payment to the Company in cash of a per share price equal to one-tenth of the exercise price (but in no event less than the par value of the Common Stock) with the remainder of the exercise price satisfied by the issuance of a promissory note (the "Note"), in form satisfactory to counsel to the Company at the time of grant, subject to the following conditions:

   (c) The Note will mature and be payable on the tenth anniversary of the exercise date, shall bear interest and be payable at such time or times as the Committee, in its absolute discretion, may determine; provided, however, that interest payments shall be required to be made not less frequently than annually. The interest rate on the outstanding principal amount of the Note shall not be less than the applicable federal rate (determined pursuant to Section 1274 of the Code) on the date of the Note. The optionee will have the right to prepay at any time the entire, and from time to time any portion of the, unpaid principal of the Note. Any such prepayments shall be applied to the payments to be made under the Note in the inverse order of their maturity. No prepayment shall in any way obligate the Company to forgive or accelerate the forgiveness of any portion of the Note.

   (d) The Company shall have the right to require the optionee to pledge the shares acquired pursuant to any exercise of an option pursuant to this Section 6(b) as security for payment of the Note and to require such optionee to enter into a pledge agreement with respect to such shares in form and substance satisfactory to counsel to the Company.

   (e) Upon the termination of employment with the Company or its subsidiaries or affiliates for any reason whatsoever, other than death, disability, or retirement, the entire unpaid balance due on the Note shall become and be immediately due and payable, with accrued interest, on the sixtieth day after such termination. Upon the termination of employment by reason of death, disability or retirement, the payment terms of the Note shall not accelerate and the Note shall remain the obligation of the optionee or the optionee's estate.

   (f) The holder of an option shall have none of the rights of a stockholder with respect to the shares covered by his or her option until such shares shall be issued to him or her upon the exercise of his or her option.

7. Termination of Service

   In the event that the service of an individual to whom an option has been granted under the Plan shall terminate (otherwise than by reason of his or her death, dishonesty or wrongful conduct), such option may be exercised (if and to the extent that such individual was entitled to do so at the date of termination of his or her service) at any time within one year (or in the case of ISO's three months) after such termination and in no event after the expiration of the term of the option. No option granted under the Plan may be exercised by an optionee following termination of such optionee's employment by reason of his or her dishonesty or wrongful conduct.

8. Death of an Option Holder

   In the event of the death of an individual to whom an option has been granted under the Plan (i) while serving as an Eligible Person or (ii) within one year (or in the case of ISO's three months) after the termination of such service, otherwise than by reason of dishonesty or wrongful conduct, such option may be exercised (if and to the extent that the deceased individual was entitled to do so at the date of his or her death) by a legatee or legatees of such optionee under such individual's last will and testament or by his or her personal representatives or distributees, at any time within twelve months after his or her death, but in no event after the expiration of the term of the option.

9. Non-transferability of Options

   Except as provided in the following sentence, an option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. The Committee shall have discretionary authority to grant options which will be transferable to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred option would be subject to all of the same terms and conditions as if such option had not been transferred. Upon any attempt to transfer an option granted under this Plan otherwise than as permitted hereunder, or upon the levy of attachment or similar process upon such option, such option shall automatically become null and void and of no further force and effect.

10.  Adjustments Upon Change in Capitalization

   In the event of changes in the outstanding shares of Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Plan, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any option granted hereunder and the number of shares as to which options are to be granted to an optionee shall be correspondingly adjusted, to the end that the optionee's proportionate interest in the Company, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Common Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of options granted pursuant hereto.

11.  Form of Option

   Each option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the' options granted thereunder (i.e, whether an Incentive Stock Option or non-incentive stock option) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

12.  Liquidation or Dissolution of the Company

   (a) In the event of the dissolution or liquidation the Company, whether voluntary or otherwise, and unless in connection therewith the obligations of the Company under all outstanding options granted under this Plan have been assumed or all options outstanding under this Plan and currently exercisable shall be replaced in accordance with Section 10 hereof, all options exercised, if at all, within the ninety (90) day period commencing on the date specified in subparagraph (b) below. All options which become exercisable during the ninety (90) day period commencing on the date specified in subparagraph (b) below, shall terminate at the end of such ninety (90) day period to the extent not exercised prior thereto.

   (b) The date specified in this subparagraph (b) is the date of the earliest to occur of the following events:

   (c) The entry, in a court having jurisdiction, of an order that the Company be liquidated or dissolved;

   (d) Adoption by the stockholders of the Company of a resolution resolving that the Company be liquidated or dissolved voluntarily; or

   (e) Adoption by the stockholders of the Company of a resolution to the effect that the Company cannot, by reason of its liabilities, continue its business and that it is advisable to liquidate or dissolve the Company.

   Notwithstanding anything herein to the contrary, in no event may any option granted hereunder be exercised after the expiration of the term of such option.

13.  Further Conditions of Exercise

   Each option granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine, in its absolute discretion, that it is necessary or desirable as a condition of, or in connection with the grant of such option or the exercise thereof, to effect or obtain, as the case may be,
(i) the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law; or
(ii) the consent or approval of any governmental body; or (iii) any investment representation or agreement by the individual desiring to exercise such option; or (iv) an opinion of counsel for the Company, then, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval, investment or representation agreement or opinion shall have been effected or obtained, as the case may be, free of any condition not acceptable to the Board or the Committee.

14.  Termination, Modification and Amendment

   (a) The Plan (but not options previously granted under the Plan) shall terminate on, and no options shall be granted after, the tenth anniversary of its adoption by the Board; provided that the Board may at any time terminate the Plan prior thereto.

   (b) The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Common Stock of the Company present or represented and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the Company's jurisdiction of incorporation or by the written consent of stockholders owning stock representing a majority of the votes of the Company's outstanding stock entitled to vote, (i) increase the maximum number of shares which in the aggregate are subject to options under the Plan (except as provided by Section 10), (ii) extend the term of the Plan or the period during which options may be granted or exercised, (iii) reduce the option price, in the case of Incentive Stock Options below 100% (110% in the case of an Incentive Stock Option granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Common Stock for which any employee may be granted options under the Plan pursuant to Section 5, (v) materially increase the benefits accruing to participants under the Plan, (vi) modify the requirements as to eligibility for participation in the Plan, or (vii) with respect to options which are Incentive Stock Options amend the Plan in any respect which would cause such options to no longer qualify for Incentive Stock Option treatment pursuant to the Internal Revenue Code; provided, however, that none of the provisions referred to in Section (c) (2) (ii) of Rule 16b-3 promulgated under the 34 Act, may be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. No termination or amendment of the Plan shall, without the consent of the individual optionee, adversely affect the rights of such optionee under an option theretofore granted to him or under such optionee's Option Agreement.

15.  Taxes

   The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under the Plan or the exercise of such options, including the withholding of shares purchased upon exercise. The Company may further require notification from the optionees upon any disposition of Common Stock acquired pursuant to the exercise of options granted hereunder.

16.  Effectiveness Of The Plan

   The Plan shall become effective immediately upon its approval and adoption by the Board, subject to approval by a majority of the votes of the outstanding shares of capital stock of the Company cast at any duly called annual or special meeting of the Company's stockholders held within one year from the date of Board adoption and approval.

17.  Code References and Definitions

   Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 424(f) of the Internal Revenue Code. The term "Incentive Stock Option" shall have the meaning given to it by Section 422 of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of
Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

18.  Miscellaneous

   With respect to persons subject to Section 16 of the 34 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                  ANNEX C

                         ORBIT INTERNATIONAL CORP.

             1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS



1. Purpose

   The purpose of the Orbit International Corp. 1995 Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Orbit International Corp. (the "Company") and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.10 per share (the "Shares"), of the Company.

2. Administration

   The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3. Eligibility

   The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates and who have not, within one year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934) ("Eligible Directors"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant."

4. Shares Subject to the Plan

   Subject to adjustment as provided in Section 6, an aggregate of 150,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for other options. If any option granted under the Plan is exercised through the delivery of Shares, the number of Shares available for issuance upon the exercise of options shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

5. Grant, Terms and Conditions of Options

   (a) Effective September 1, 1995, subject to approval of the Plan by the stockholders of the Company, each Eligible Director has been granted an option hereunder to purchase 5,000 Shares.

   (b) Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 5,000 Shares.

   (c) Immediately following each Annual Stockholders Meeting, commencing with the meeting following the close of fiscal year 1995, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 1,000 Shares as of the date of such meeting.

   (d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall have the following terms and conditions:

     (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the closing sales price as reported on the NASDAQ National Market on the date in question, or, if the Shares shall not have traded on such date, the closing sales price on the first date prior thereto on which the Shares were so traded.

     (ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or, unless otherwise determined by the Board, in Shares, which shall have a Fair Market Value (determined in accordance with the rules of paragraph (i) above) at least equal to the aggregate exercise price of the Shares being purchased, or a combination of cash and Shares.

     (iii) Exercisability and Term of Options. Options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

     (iv) Termination of Service as Eligible Director. Upon termination of a participant's service as a Director for any reason, all outstanding options shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

     (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the participant to whom an option is granted it may be exercised only by the participant or by the participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

     (vi) Listing and Registration. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

     (vii) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6. Adjustment of and Changes in Shares

   In the event of a stock split, stock dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7. No Rights of Stockholders

   Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8. Plan Amendments

   The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of stockholders of the Company: (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of Section 5(d) that option grants be priced at Fair Market Value, except as permitted by Section 6,
(iii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3 and/or 5 may not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules under either such statute.

9. Effective Date and Duration of Plan

   The Plan shall become effective on the day of the Company's Annual Stockholders Meeting at which the Plan is approved by Stockholders. The Plan shall terminate the day following the seventh Annual Stockholders Meeting at which Directors are elected succeeding the Annual Stockholders Meeting at which the Plan was approved by Stockholders, unless the Plan is extended or terminated at an earlier date by Stockholders or is terminated by exhaustion of the Shares available for issuance hereunder.